UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower, 3438 Peachtree Road NE, Suite 1800 Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)

(678) 791-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Carter’s, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 16, 2019 (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors

Each of the nine director nominees were elected to a one-year term. The voting results were as follows:

Nominee	Total votes for	Total votes against	Total votes abstained	Broker non-votes
Amy Woods Brinkley	40,257,249	172,235	24,963	2,380,014
Giuseppina Buonfantino	40,126,623	302,834	24,990	2,380,014
Michael D. Casey	39,285,724	1,121,686	47,037	2,380,014
A. Bruce Cleverly	39,769,901	659,014	25,532	2,380,014
Jevin S. Eagle	40,125,288	303,894	25,265	2,380,014
Mark P. Hipp	40,265,229	163,677	25,541	2,380,014
William J. Montgoris	40,018,262	410,576	25,609	2,380,014
David Pulver	39,828,203	566,524	59,720	2,380,014
Thomas E. Whiddon	39,687,629	741,433	25,385	2,380,014

2. Advisory Vote on Executive Compensation for Named Executive Officers

The shareholders of the Company approved, on an advisory basis, the 2018 compensation awarded to the Company’s named executive officers as disclosed in the Company’s proxy statement filed in connection with the Annual Meeting. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained	Broker non-votes
39,671,454	717,352	65,641	2,380,014

3. Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2019. The voting results were as follows:

Total votes for	Total votes against	Total votes abstained
42,349,362	458,625	26,474

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2019

CARTER’S, INC.

By:	/s/ Scott F. Duggan
Name:	Scott F. Duggan
Title:	Senior Vice President, General Counsel and Secretary